EXHIBIT 10.3





                           DEFERRED COMPENSATION PLAN


                            Homestake Mining Company


                            Effective October 1, 1995


















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                                TABLE OF CONTENTS
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                                                                                                           Page

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Purpose ....................................................................................................  1

ARTICLE 1  Definitions......................................................................................  1

ARTICLE 2  Selection, Enrollment, Eligibility...............................................................  6

         2.1         Selection by Committee.................................................................  6
         2.2         Enrollment Requirements................................................................. 6
         2.3         Eligibility; Commencement of Participation.............................................  6

ARTICLE 3  Deferral Commitments/Interest Crediting............................................................6

         3.1         Minimum Deferral.........................................................................6
         3.2         Maximum Deferral.......................................................................  7
         3.3         Election to Defer; Effect of Election Form.............................................  7
         3.4         Withholding of Deferral Amounts..........................................................7
         3.5         Interest Crediting Prior to Distribution...............................................  8
         3.6         Installment Distributions................................................................8
         3.7         FICA and Other Taxes...................................................................  9

ARTICLE 4 Short-Term Payout; Unforeseeable Financial Emergencies; Withdrawal Election.........................9

         4.1         Short-Term Payout........................................................................9
         4.2         Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies....................9
         4.3         Withdrawal Election.................................................................... 10

ARTICLE 5  Retirement Benefit................................................................................10

         5.1         Retirement Benefit......................................................................10
         5.2         Payment of Retirement Benefits..........................................................10
         5.3         Death Prior to Completion of Retirement Benefits....................................... 10

ARTICLE 6  Pre-Retirement Survivor Benefit.................................................................. 11

         6.1         Pre-Retirement Survivor Benefit........................................................ 11
         6.2         Payment of Pre-Retirement Survivor Benefits............................................ 11
         6.3         Restriction in the Event of Suicide or Falsely Provided Information.................... 11



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ARTICLE 7  Termination Benefit.............................................................................. 12

         7.1         Termination Benefits................................................................... 12
         7.2         Payment of Termination Benefit......................................................... 12

ARTICLE 8  Disability Waiver and Benefit.................................................................... 12

         8.1         Disability Waiver...................................................................... 12
         8.2         Disability Benefit..................................................................... 13

ARTICLE 9  Beneficiary Designation.......................................................................... 13

         9.1         Beneficiary............................................................................ 13
         9.2         Beneficiary Designation; Change; Spousal Consent....................................... 13
         9.3         Acknowledgment......................................................................... 13
         9.4         No Beneficiary Designation............................................................. 13
         9.5         Doubt as to Beneficiary................................................................ 14

ARTICLE 10  Leave of Absence................................................................................ 14

        10.1         Paid Leave of Absence.................................................................. 14
        10.2         Unpaid Leave of Absence................................................................ 14

ARTICLE 11  Termination, Amendment or Modification.......................................................... 15

        11.1         Termination............................................................................ 15
        11.2         Amendment.............................................................................. 15
        11.3         Interest Rate in the Event of a Change in Control and Interest......................... 16

ARTICLE 12  Administration.................................................................................. 16

        12.1         Committee Duties....................................................................... 16
        12.2         Agents................................................................................. 16
        12.3         Binding Effect of Decisions............................................................ 16
        12.4         Indemnity of Committee................................................................. 16
        12.5         Employer Information................................................................... 16

ARTICLE 13  Other Benefits and Agreements................................................................... 17

        13.1         Coordination with Other Benefits....................................................... 17




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ARTICLE 14  Pension Benefit Credit and Savings Plan Augmentation Contribution............................... 17

        14.1         Pension Benefit Credit................................................................. 17
        14.2         Savings Plan Augmentation Contribution................................................. 18

ARTICLE 15  Claims Procedures............................................................................... 18

        15.1         Claims Procedure....................................................................... 18
        15.2         Arbitration............................................................................ 19
        15.3         Legal Action........................................................................... 19

ARTICLE 16  Trust........................................................................................... 19

        16.1         Establishment of the Trust............................................................. 19
        16.2         Interrelationship of the Plan and the Trust............................................ 19

ARTICLE 17  Miscellaneous................................................................................... 19

        17.1         Unsecured General Creditor..............................................................19
        17.2         Employer's Liability................................................................... 20
        17.3         Nonassignability....................................................................... 20
        17.4         Not a Contract of Employment........................................................... 20
        17.5         Furnishing Information................................................................. 20
        17.6         Terms.................................................................................. 20
        17.7         Captions............................................................................... 21
        17.8         Governing Law.......................................................................... 21
        17.9         Notice................................................................................. 21
        17.10        Successors............................................................................. 21
        17.11        Spouse's Interest...................................................................... 21
        17.12        Validity............................................................................... 21
        17.13        Incompetent............................................................................ 21
        17.14        Court Order............................................................................ 22
        17.15        Distribution in the Event of Taxation.................................................. 22
        17.16        Taxes and Withholding.................................................................. 22
        17.17        Legal Fees To Enforce Rights After Change in Control................................... 22
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                            HOMESTAKE MINING COMPANY

                           DEFERRED COMPENSATION PLAN

                            Effective October 1, 1995


                                     Purpose

     The purpose of this Plan is to provide specified benefits to a select group of management, highly compensated Employees and Directors who contribute materially to the continued growth, development and future business success of Homestake Mining Company, a Delaware corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

                                    ARTICLE 1
                                   Definitions

     For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 "Account Balance" shall mean the sum of (i) the Deferral Amount, plus (ii) interest credited in accordance with all the applicable interest crediting provisions of this Plan, less (iii) all distributions.

1.2 "Affiliate" shall mean a corporation or other form of enterprise in which the Company has directly or indirectly, an ownership interest of 50% or more and is designated by the Compensation Committee to participate in the Plan.

1.3 "Annual Bonus" shall mean any compensation, in addition to Base Annual Salary, paid annually to a Participant as an Employee under any Employer's annual bonus and incentive plans.

1.4 "Annual Deferral Amount" shall mean that portion of a Participant's Base Annual Salary, Annual Bonus and/or Directors Fees that a Participant elects to have and is deferred, in accordance with Article 3, for any one Plan Year. In the event of a Participant's Retirement, Disability (if deferrals cease in accordance with Section 8.1), death or a Termination of Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.5 "Base Annual Salary" shall mean the annual compensation, excluding bonuses, disability payments, commissions, overtime, relocation expenses, tax equalization payments, loan forgiveness, incentive payments, non-monetary awards, directors fees



                                      -1-
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     and payments resulting from or relating to the exercise of stock options or appreciation rights, paid to a Participant for employment services rendered to an Employer, before reduction for compensation deferred pursuant to all qualified, non-qualified and Code Section 125 plans of any Employer.

1.6 "Beneficiary" shall mean a Participant and one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.7 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.8  "Board" shall mean the Board of Directors of the Company.

1.9 "Bonus Rate" shall mean, for a Plan Year, an interest rate, if any, determined by the Committee, in its sole discretion, which rate shall be determined and announced before the commencement of the Plan Year for the which the rate applies. This rate may be zero for any Plan Year.

1.10 "Change in Control" shall mean:

     (a) The Company is a party to a merger or combination under the terms of which less than 75% of the shares in the resulting company are owned by the shareholders of the Company immediately preceding such event; or

     (b)  At least 75% in fair market value of the Company's assets are sold; or

     (c) At least 25% in voting power in election of directors of the Company's capital stock is acquired by any one person or group as that term is used in Rule 13d-5 under the Securities Exchange Act of 1934.

1.11 "Claimant" shall have the meaning set forth in Section 15.1.

1.12 "Code" shall mean the Internal Revenue Code of 1986, as may be amended from time to time.

1.13 "Committee" shall mean the Compensation Committee of the Board, as constituted from time to time, or, in the event there is no such Committee of the Board, means the Board.

1.14 "Company" shall mean Homestake Mining Company.




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1.15 "Crediting  Rate"  shall  mean,  for  each  Plan  Year,  an  interest  rate determined and announced by the Committee before the Plan Year for which it is to be used that is equal to the Moody's Rate. The Moody's Rate for a Plan Year shall be an interest rate that (i) is published in Moody's Bond Record under the heading of "Moody's Corporate Bond Yield Averages", (or its successor if it is changed or eliminated) (ii) is equal to the average corporate bond yield most recently published prior to the Plan Year for which the rate is to be used.

1.16 "Deferral Amount" shall mean the sum of all of a Participant's Annual Deferral Amounts.

1.17 "Deduction Limitation" shall mean the following described limitation on the annual benefit that may be distributed pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions under this Plan. If an Employer determines in good faith at any time prior to the occurrence of a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited with interest in accordance with
     Section 3.5 below. The amounts so deferred and interest thereon shall be distributed to the Participant or his or her Beneficiary at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control.

1.18 "Director" shall mean any member of the board of directors of any Employer.

1.19 "Directors Fees" shall mean the annual fees paid by any Employer, including retainer fees and meetings fees, as compensation for serving on the board of directors.

1.20 "Disability" shall mean a period of disability during which a Participant qualifies for benefits under the Participant's Employer's long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Participant's Employer does not sponsor such a plan or discontinues to sponsor such a plan, Disability shall be determined by the Committee in its sole discretion.

1.21 "Disability Benefit" shall mean the benefit set forth in Article 8.

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1.22 "Election  Form" shall mean the form  established  from time to time by the
     Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.23 "Employee" shall mean a person who is an employee of any Employer.

1.24 "Employer(s)" shall mean the Company and/or any of its Affiliates that have been selected by the Board to participate in the Plan.

1.25 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as may be amended from time to time.

1.26 "Participant" shall mean any Employee or Director (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences
     participation   in  the  Plan,  and  (vi)  whose  Plan  Agreement  has  not terminated.

1.27 "Plan" shall mean the Company's Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as may be amended from time to time.

1.28 "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant shall provide for the entire benefit to which such Participant is entitled to under the Plan, and the Plan Agreement bearing the latest date of acceptance by the Committee shall govern such entitlement.

1.29 "Plan Year" shall, for the first Plan Year, begin on October 1, 1995, and end on December 31, 1995. For each Plan Year thereafter, the Plan Year shall begin on January 1 of each year and continue through December 31.

1.30 "Preferred Rate" shall mean, for each Plan Year, an interest rate that is 120% of the total of the Crediting Rate and the Bonus Rate.

1.31 "Pre-Retirement  Survivor  Benefit"  shall  mean the  benefit  set forth in
     Article 6.

1.32 "Retirement", "Retires" or "Retired" shall mean, with respect to an Employee, severance from employment from all Employers for any reason other than a leave of absence, death or disability on or after the earlier of the attainment of (a) age sixty-five (65) or (b) age fifty-five with five (5) years of service; and shall mean, with respect to a Director who is not an Employee, severance of his or her directorships with all Employers on or after the latter of (y) the attainment of age seventy (70), or (z) in the

                                      -4-
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     sole discretion of the Committee,  an age later than age seventy (70). If a
     Participant is both an Employee and a Director, Retirement shall not occur until he or she Retires as both an Employee and a Director; provided, however, that such a Participant may elect, prior to Retirement and in accordance with the policies and procedures established by the Committee, to Retire for purposes of this Plan at the time he or she Retires as an Employee, which Retirement shall be deemed to be a retirement as an Employee.

1.33 "Retirement  Benefit"  shall mean the benefit set forth in Article  5.

1.34 "Short-Term  Payout"  shall  mean the payout set forth in Section 4.1.

1.35 "Termination Benefit" shall mean the benefit set forth in Article 7.

1.36 "Termination of Employment" shall mean the ceasing of employment and service as a Director with all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence. If a Participant is both an Employee and a Director, a Termination of Employment shall occur only upon the termination of the last position held; provided, however, that such a Participant may elect, in accordance with the policies and procedures established by the Committee, to be treated for purposes of this Plan as having experienced a Termination of Employment at the time he or she ceases employment with an Employer as an Employee.

1.37 "Trust" shall mean the trust established pursuant to that certain Master Trust Agreement, dated as of December 5, 1995, between the Company and the trustee named therein, as amended from time to time.


1.38 "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant or Beneficiary that would result in severe financial hardship to the Participant or Beneficiary resulting from (i) a sudden and unexpected illness or accident of the Participant or Beneficiary or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or
     (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

1.39 "Years of Plan Participation" shall mean the total number of full Plan Years a Participant has been a Participant in the Plan prior to his or her Termination of Employment (determined without regard to whether deferral elections are made under this Plan). For purposes of a Participant's first Plan Year of Participation only, any partial Plan Year of participation shall be treated as a full Plan Year.

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1.40 "Years of  Service"  shall  mean the total  number of full years in which a
     Participant has been employed by one or more Employers. For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee's date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date. Any partial year of employment shall not be counted.


                                    ARTICLE 2
                       Selection, Enrollment, Eligibility

2.1 Selection by Committee. Participation in the Plan shall be limited to a select group of management, highly compensated Employees and Directors of the Employers. From that group, the Committee shall select, in its sole discretion, Employees and Directors to participate in the Plan.

2.2 Enrollment Requirements. As a condition to participation, each selected Employee or Director shall complete, execute and return to the Committee within 30 days of selection a Plan Agreement, an Election Form and a Beneficiary Designation Form. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3 Eligibility; Commencement of Participation. Provided an Employee or Director selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within 30 days of selection, that Employee or Director shall commence participation in the Plan on the first day of the month following the month in which the employee or Director completes all enrollment requirements. If an Employee or a Director fails to meet all such requirements within the required 30 day period, that Employee or the Director shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.


                                     ARTICLE 3
                     Deferral Commitments/Interest Crediting

3.1  Minimum Deferral.

     (a) Minimum. For each Plan Year, a Participant may elect to defer Base Annual Salary, Annual Bonus and/or Directors Fees in the following minimum amounts for each deferral elected:




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                                                            Minimum
                Deferral                                    Amount

                Base Annual Salary                          $2,000
                Annual Bonus                                $2,000
                Directors Fees                              $    0

          If no  election  is made,  the amount  deferred  shall be zero.

     (b) Short Plan Year. If a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the first Plan Year of the Plan itself, the minimum Base Annual Salary deferral shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

3.2 Maximum Deferral. For each Plan Year, a Participant may elect to defer Base Annual Salary, Annual Bonus and/or Directors Fees up to the following maximum percentages for each deferral elected:
                                                            Maximum
                 Deferral                                    Amount

                 Base Annual Salary                            100%
                 Annual Bonus                                  100%
                 Directors Fees                                100%

3.3 Election to Defer; Effect of Election Form. In connection with a Participant's commencement of participation in the Plan, the Participant shall make a deferral election by timely delivering to the Committee (in accordance with Section 2.3 above) a completed and signed Election Form, which election and form must be accepted by the Committee for a valid election to exist. For each succeeding Plan Year, a new Election Form must be delivered to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made. If no Election Form is timely delivered for a Plan Year, no Annual Deferral Amount shall be withheld for that Plan Year.

3.4 Withholding of Deferral Amounts. For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld each payroll period in equal amounts from the Participant's Base Annual Salary. The Annual Bonus and/or Directors Fees portion of the Annual Deferral Amount shall be withheld at the time the Annual Bonus or Directors Fees are or otherwise would be paid to the Participant.


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3.5  Interest  Crediting  Prior to  Distribution.  Prior to any  distribution of benefits under Articles 4, 5, 6, 7 or 8, interest shall be credited and compounded annually on a Participant's Account Balance as though the Annual Deferral Amount for that Plan Year was withheld at the beginning of the Plan Year or, in the case of the first year of Plan participation, was withheld on the date that the Participant commenced participation in the Plan. The rate of interest for crediting shall be the Preferred Rate, except as otherwise provided in this Plan. In the event of Retirement, Disability, death or Termination of Employment prior to the end of a Plan Year, the basis for that year's interest crediting will be a fraction of the full year's interest, based on the number of full months that the Participant was employed with the Employer during the Plan Year prior to the occurrence of such event. If a distribution is made under this Plan, for purposes of crediting interest, the Account Balance shall be reduced as of the first day of the month in which the distribution is made.

3.6 Installment Distributions. In the event a benefit is paid in installments under Articles 5, 6 or 8, installment payment amounts shall be determined in the following manner:

     (a) Interest Rate. The interest rate to be used to calculate installment payment amounts shall be a fixed interest rate that is determined by averaging the Preferred Rates for the Plan Year in which installment payments commence and the four (4) preceding Plan Years. If a Participant has completed fewer than five (5) Plan Years, this average shall be determined using the Preferred Rates for the Plan Years during which the Participant participated in the Plan.

     b) "Deemed" Installment Payments. For purposes of calculating installment payment amounts only (and notwithstanding the fact that installment payments shall actually be paid monthly), installment payments for each 12 month period, starting with the date that the Participant became eligible to receive a benefit under this Plan (the "Eligibility Date") and continuing thereafter for each additional 12 month period until the Participant's Account Balance is paid in full, shall be deemed to have been paid in one sum as of the first day of each such 12 month period. (The result of this is that interest crediting shall be made on an annual basis after taking into account the "deemed" annual installment payment for the 12 month period.)

     (c)  Amortization. Based on the interest rate determined in accordance with
          Section 3.6(a) above and the "deemed" form of installment payments determined in accordance with Section 3.6(b) above, the Participant's Account Balance shall be amortized in equal annual installment payments over the term of the specified payment period (starting as of the Eligibility Date and stated in years rather than months).




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     (d)  Monthly Payments. The annual installment payment determined in Section
          3.6(c) above shall be divided by 12, and the resulting number shall be the monthly installment payment that is to be paid each month during the specified monthly installment payment period in accordance with the other terms and conditions of this Plan.

3.7 FICA and Other Taxes. For each Plan Year in which an Annual Deferral Amount is being withheld, the Participant's Employer(s) shall withhold from that portion of the Participant's Base Annual Salary, Annual Bonus or Directors Fees that is not being deferred, the Participant's share of FICA and other employment taxes. If necessary, the Committee shall reduce the Annual Deferral Amount in order to comply with this Section 3.7.


                                   ARTICLE 4
   Short-Term Payout; Unforeseeable Financial Emergencies; Withdrawal Election

     The following provisions govern payment of benefits prior to Termination of Employment, Retirement, death or Disability.

4.1 Short-Term Payout. Subject to the Deduction Limitation, in connection with each election to defer an Annual Deferral Amount, a Participant may elect to receive a future "Short-Term Payout" from the Plan with respect to that Annual Deferral Amount. The Short-Term Payout shall be a lump sum payment in an amount that is equal to the Annual Deferral Amount plus interest credited in the manner provided in Section 3.5 above on that amount, but using the applicable interest rate set forth in Section 7.1 below. Subject to the other terms and conditions of this Plan, each Short-Term payout elected shall be paid within 60 days of the first day of the Plan Year that is 5 years after the first day of the Plan Year in which the Annual Deferral Amount is actually deferred.

4.2 Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 60 days of the date of approval. The payment of any amount under this Section 4.2 shall be subject to the Deduction Limitation.

4.3 Withdrawal Election. A Participant may elect, at any time, to withdraw all of his or her Account Balance less a 10% withdrawal penalty (the net amount shall be referred to as the "Withdrawal Amount"). No partial withdrawals of that balance shall be allowed. The Participant shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The penalty shall be equal to 10% of the Participant's Account Balance determined immediately prior to the withdrawal. The Participant shall be paid the Withdrawal Amount within 60 days of his or her election. Once the Withdrawal Amount is paid, the Participant's participation in the Plan shall terminate and the Participant shall not be eligible to participate in the Plan in the future. The payment of this Withdrawal Amount shall be subject to the Deduction Limitation.


                                   ARTICLE 5
                               Retirement Benefit

     The following provisions govern payment of benefits after Termination of Employment, Retirement, death or Disability.

5.1 Retirement Benefit. Subject to the Deduction Limitation, a Participant who Retires shall receive, as a Retirement Benefit, his or her Account Balance.

5.2 Payment of Retirement Benefits. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or in equal monthly payments (the latter determined in accordance with Section 3.6 above) over a period of 60, 120 or 180 months. The Participant may change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least 3 years prior to the Participant's Retirement and is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the date the Participant Retires.

5.3 Death Prior to Completion of Retirement Benefits. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary (a) over the remaining number of months and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant's unpaid remaining Account Balance.

                                     ARTICLE 6
                         Pre-Retirement Survivor Benefit

6.1 Pre-Retirement Survivor Benefit. Subject to the Deduction Limitation, and except as provided in Section 6.3 below, if a Participant dies before he or she Retires, experiences a Termination of Employment or suffers a Disability, the Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's Account Balance.

6.2 Payment of Pre-Retirement Survivor Benefits. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form whether the Pre-Retirement Survivor Benefit shall be received by his or her Beneficiary in a lump sum or in equal monthly payments (the latter determined in accordance with Section 3.6 above) over a period of 60, 120 or 180 months. The Participant may change this election to an allowable alternative payout period by submitting a new Election Form to the Committee, which form must be accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee prior to the Participant's death shall govern the payout of the Participant's Pre-Retirement Survivor Benefit. Despite the foregoing, if the Participant's Account Balance at the time of his or her death is less than $25,000, payment of the Pre-Retirement Survivor Benefit may be made, in the sole discretion of the Committee, in a lump sum or in installment payments that do not exceed five years in duration. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the date the Committee is provided with proof that is satisfactory to the Committee of the Participant's death.

6.3 Restriction in the Event of Suicide or Falsely Provided Information. In the event of a Participant's suicide within 2 years after the Participant first becomes a Participant, or in the event the Participant's death is determined to be from a bodily or mental cause or causes, the information about which was withheld, knowingly concealed, or falsely provided by the Participant if requested to furnish evidence of good health, the
     Pre-Retirement Survivor Benefit shall be equal to the sum of the Participant's Annual Deferral Amounts, without interest, all determined as of his or her date of death.

                                     ARTICLE 7
                               Termination Benefit

7.1 Termination Benefits. Subject to the Deduction Limitation, if a Participant experiences a Termination of Employment prior to his or her Retirement, death or Disability, the Participant shall receive a Termination Benefit, which shall be equal to the Participant's Account Balance, with interest credited in the manner provided in Section 3.5 above, but using the applicable interest rate set forth in the following schedule:

     Completion of Years of Plan Participation            Applicable Rate

     Less than five years                                 Crediting Rate

     Five or more years                                   Preferred Rate

7.2 Payment of Termination Benefit. The Termination Benefit shall be paid in a lump sum within 60 days of the Termination of Employment.


                                     ARTICLE 8
                          Disability Waiver and Benefit

8.1  Disability Waiver.

     (a) Eligibility. By participating in the Plan, all Participants are eligible for this waiver.

     (b) Waiver of Deferral; Credit for Plan Year of Disability. A Participant who is determined by the Committee to be suffering from a Disability shall be excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant's Base Annual Salary, Annual Bonus and/or Directors Fees for the Plan Year during which the Participant first suffers a Disability. During the period of Disability, the Participant shall not be allowed to make any additional deferral elections.

     (c) Return to Work. If a Participant returns to employment or service as a Director with an Employer after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment or service and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an

          Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.


8.2 Disability Benefit. A Participant suffering a Disability shall, for benefit purposes under this Plan (but not for purposes of annual deferrals), continue to be considered to be employed or in the service of an Employer as a Director and shall be eligible for the benefits provided for in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles. Notwithstanding the above, the Committee shall have the right, in its sole and absolute discretion and for purposes of this Plan only, to terminate a Participant's employment or service as a Director at any time after such Participant is determined to be permanently disabled (i) under the Participant Employer's long-term disability plan (or would have been determined to be permanently disabled had he or she participated in that plan), or (ii) if such a plan does not exist, by the Committee in its sole discretion.

                                     ARTICLE 9
                             Beneficiary Designation

9.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

9.2 Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

9.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Committee or its designated agent.

9.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

9.5 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

                                    ARTICLE 10
                                Leave of Absence

10.1 Paid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

10.2 Unpaid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

                                       ARTICLE 11
                     Termination, Amendment or Modification

11.1 Termination. Any Employer reserves the right to terminate the Plan at any time with respect to its participating Employees and Directors by the actions of its board of directors. Upon the termination of the Plan, all Plan Agreements of a Participant shall terminate and his or her Account Balance, determined as if he or she had experienced a Termination of Employment on the date of Plan termination or, if Plan termination occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired on the date of Plan termination, shall be paid to the Participant as follows. Prior to a Change in Control, an Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or in monthly installments for up to 15 years, with interest credited during the installment period as provided in Section 3.6. After a Change in Control, the Employer shall be required to pay such benefits in a lump sum. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Employer shall have the right to accelerate installment payments by paying the present value equivalent of such payments, using the Crediting Rate for the Plan Year in which the termination occurs as the discount rate, in a lump sum or pursuant to a different payment schedule.

11.2 Amendment. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer by the actions of its board of directors; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification, or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the present value equivalent of such payments, using the Crediting Rate for the Plan Year of the amendment or modification as the discount rate, in a lump sum or pursuant to a different payment schedule.

11.3 Interest Rate in the Event of a Change in Control and Interest. If a Change in Control occurs, the applicable interest rate to be used in determining a Participant's benefit in connection with a Termination of Employment after the Change in Control, or a Plan termination, amendment or modification under Sections 11.1 and 11.2, shall be the Preferred Rate. However, the Crediting Rate for the applicable Plan Year, and not the Preferred Rate, shall be used as the discount rate for determining present value.

                                   ARTICLE 12
                                 Administration

12.1 Committee Duties. This Plan shall be administered by the Compensation Committee of the Board. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to
     (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

12.2 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

12.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.4 Indemnity of Committee. The Company and Affiliates shall indemnify and hold harmless each member of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by that member.

12.5 Employer Information. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

                                     ARTICLE 13
                          Other Benefits and Agreements

13.1 Coordination with Other Benefits. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

                                   ARTICLE 14
        Pension Benefit Credit and Savings Plan Augmentation Contribution


14.1 Pension Benefit Credit. Amounts deferred under this Plan are not included in the compensation base for calculating pension benefits under the Homestake Retirement Plan or the Supplemental Retirement Plan. As a result, a pension benefit credit will be calculated at the time of retirement and subsequently paid as follows:

     a.   At  termination,  the  actual  pension  benefit  under  the  Homestake
          Retirement Plan and the Supplemental Retirement Plan will be calculated in the payment option form chosen under the provisions of those plans.

     b. A hypothetical pension benefit under such plans will then be calculated in the same payment option form, including in the pension base the amount of the deferred compensation that would have been included in the pension base but for the Executive's elections hereunder.

     c. The resulting difference will be paid monthly as a pension plan supplement in conjunction with the pension benefit payment.

     d. As an alternative, the Committee may, in its sole and absolute discretion, accelerate the payment of this supplement, using a present value calculation, so that full payment is made in equal payments coinciding with the deferred compensation payment.

     e. In the event of the Participant's death, the Committee shall determine the portion of the pension benefit credit, if any, which shall continue to be payable. Such amount shall be payable to the person or persons who are entitled to receive payments under the Homestake Retirement Plan and/or the Supplemental Retirement Plan.

14.2 Savings Plan Augmentation Contribution. (a) Participation in this Plan does not preclude participation in the Homestake Mining Company Savings Plan ("Savings Plan"). The Company will make a Savings Plan augmentation contribution on behalf of any Participant in this Plan who defers the maximum election deferred under Section 402 (g) or the maximum elective contribution permitted under the terms of the Code of Savings Plan. For any such Plan Year, the aggregate Company contribution to both the Savings Plan and this Plan (in respect of the Savings Plan) on behalf of such a Participant will be an amount equal to 25% (or such higher percentage of matching contributions as the Company may make under the Savings Plan for the Plan Year) of the first six percent (6%) of the Participant's Base
     Salary for that year which is contributed or deferred during that year in accordance with each Plan, respectively. Any amount of Company contribution not allocated to the Savings Plan will be credited to the Participant's Savings Plan Augmentation Account. The Savings Plan augmentation contribution shall be credited to the Participant's Savings Plan Augmentation Account once a year following the end of each Plan Year. No Savings Plan augmentation contribution will be made on behalf of any Participant who does not defer the maximum elective deferral under Section 402 (g) or the maximum elective contribution permitted under the Savings Plan for the applicable Plan Year.

     (b) A Participant's interest in any credit to his or her Savings Plan Augmentation Account and earnings thereon shall vest at the same rate and at the same time as would have been the case had such contribution been made to the Savings Plan. Interest will be credited on a Savings Plan Augmentation Account at the same rate and in the same manner as discussed in Section 3.5. Upon death, Disability, Retirement or other Termination of Employment, the Company shall pay to the Participant the value of the Participant's Savings Plan Augmentation Account at the same rate and in the same manner as if it were the Participant's Account Balance.



                                    ARTICLE 15
                                Claims Procedures

15.1 Claims Procedure. If a Participant or Beneficiary ("Claimant") believes that he or she is entitled to a benefit, or to a greater benefit as the case may be, under the Plan, the Claimant may submit a signed, written application to the Committee within 90 days of having been denied such benefit. The Claimant will generally be notified of the approval or denial of this application within 90 days of the date that the Committee receives the application. If the claim is denied, the denial will state specific reasons for the denial and the Claimant will have 60 days to file a signed, written request for a review of the denial with the Committee. This request should include the reasons for requesting review, facts supporting the request and any other relevant comments. The Committee, operating pursuant to its discretionary authority to administer and interpret the Plan and to determine eligibility for benefits under the terms of the Plan, will generally make a final, written determination of the Claimant's eligibility for benefits within 60 days of receipt of the request for review.

15.2 Arbitration. Any controversy between a Participant or Beneficiary and the Company involving the construction or application of any of the terms, provisions, or conditions of this Plan shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, then in effect, and judgment on the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The exclusive place of arbitration shall be San Francisco, California. The expenses reasonably incurred by both parties in connection with arbitration, including attorney fees, shall be borne by the Company.

15.3 Legal Action. A Claimant's compliance with the foregoing provisions of this
     Article 15 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.


                                   ARTICLE 16
                                      Trust

16.1 Establishment of a Trust. The Company shall establish the Trust, and the Employers shall at least annually transfer over to the Trust such assets as the Employers determine, in their sole discretion, are necessary to provide for their respective future liabilities created with respect to the Annual Deferral Amounts, Augmentation Accounts and interest credits for that year.

16.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant or a Beneficiary to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants, Beneficiaries and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Agreement.


                                   ARTICLE 17
                                  Miscellaneous

17.1 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. Any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

17.2 Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant or his or her Beneficiary under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

17.3 Nonassignability. No employer shall be liable under the Plan to any Participant or his or her Beneficiaries except to the extent of (i) the Deferral Amount attributable to the Participant's employment by that Employer, plus (ii) interest credited on (i) in accordance with the Plan. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable, except that the foregoing shall not apply to any family support obligations set forth in a court order. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

17.4 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or a Director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

17.5 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

17.6 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

17.7 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

17.8 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of California without regard to its conflicts of laws principles.

17.9 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                                Homestake Mining Company
                                Attn:   Compensation Committee
                                650 California Street
                                San Francisco, CA  94108

     Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

17.10 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

17.11 Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

17.12 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidly shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

17.13 Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

17.14 Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party.

17.15     Distribution in the Event of Taxation.

          (a) General. If, for any reason, all or any portion of a Participant's or Beneficiary's benefit under this Plan becomes taxable to the Participant or Beneficiary prior to receipt, a Participant or Beneficiary may petition the Committee for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, a Participant's Employer shall distribute to the Participant or Beneficiary immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's or Beneficiary's unpaid Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's or Beneficiary's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

          (b) Trust. Plan benefits payable to a Participant or Beneficiary shall be reduced to the extent that benefits are distributed from the Trust, in accordance with its provisions, to that Participant or Beneficiary because the Trust is determined not to be a "grantor trust".

17.16 Taxes and Withholding. The Participant's Employer(s), or the trustee of the Trust in accordance with the terms of the Trust, may withhold from any distribution under this Plan any and all employment and income taxes that are required to be withheld under applicable law.

17.17 Legal Fees To Enforce Rights After Change in Control. The Company is aware that upon the occurrence of a Change in Control, the Board (which might then be composed of new members) or a shareholder of the Company, or of any successor corporation might then cause or attempt to cause the Company or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company to institute, or may institute, litigation seeking to deny Participants and Beneficiaries the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant and Beneficiary that the Company or the Company has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant and Beneficiary the benefits intended to be provided, then the Company irrevocably authorize such Participant and Beneficiary to retain counsel of his or her choice at the expense of the Company to represent such Participant and Beneficiary in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder or other person affiliated with the Company or any successor thereto in any jurisdiction.

               IN WITNESS WHEREOF, the Company has signed this Plan document as of __________, 199_.



                                   "Company"



                                   --------------------------
                                    a Delaware corporation



                                   By: __________________________________

                                   Title: ________________________________